SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated April 15, 2004

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

SIGNATURES
INDEX TO EXHIBITS
EX-1.1 FORM OF UNDERWRITING AGREEMENT
EX-4.1 FORM OF INDENTURE FOR SENIOR NOTES DUE 2014
EX-5.1 OPINION OF TROUTMAN SANDERS, LLP
EX-8.1 OPINION OF TROUTMAN SANDERS, LLP
EX-12.1 STATEMENT RE: COMPUTATION OF EARNINGS

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

1.1	Form of Underwriting Agreement
4.1	Form of Indenture for 6 7/8% Senior Subordinated Notes Due 2014
4.2	Form of 6 7/8% Senior Subordinated Note Due 2014 (included in Exhibit 4.1)
5.1	Opinion of Troutman Sanders LLP regarding the legality of the securities
8.1	Opinion of Troutman Sanders LLP regarding certain tax consequences
12.1	Statement RE: Computation of Ratio of Earnings to Combined Fixed Charges
23.4	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.5	Consent of Troutman Sanders LLP (included in Exhibit 8.1)

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

	By:	/s/ Andrew H. Beck

Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: April 22, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement
4.1	Form of Indenture for 6 7/8% Senior Subordinated Notes Due 2014
5.1	Opinion of Troutman Sanders LLP regarding the legality of the securities
8.1	Opinion of Troutman Sanders LLP regarding certain tax consequences
12.1	Statement RE: Computation of Ratio of Earnings to Combined Fixed Charges